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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


              Date of Report (Date of earliest event reported)
                   November 29, 2001 (November 28, 2001)


                             LendingTree, Inc.
                             -----------------
           (Exact name of registrant as specified in its charter)


         Delaware                      000-29215               25-1795344
         --------                     -----------              ----------
(State or other jurisdiction     Commission File Number    (I.R.S. Employer
    of incorporation)                                    Identification Number)


11115 Rushmore Drive
Charlotte NC                                                        28277
-------------                                                       -----
(Address of principal executive offices)                          (Zip code)


                               (704) 541-5351
             -------------------------------------------------
            (Registrant's telephone number, including area code)



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Item 5.  Other Events

LendingTree Hosts "Open House" for Investors and Analysts

     o Company reaffirmed current guidance for remainder of 2001 and 2002.

     o Management discussed future outlook and growth projections, reiterating five-year targets of $250 million in revenue and earnings per share of $1.25 to $1.70.

     o Other topics presented by management included lender best practices, marketing, conversion rates, technology, and corporate strategy.

     LendingTree, Inc. conducted an open house for investors and analysts in Charlotte, N.C. on November 27, 2001. The event gave attendees a chance to meet and interact with the Company's management team, as well as discuss the Company's operations and business initiatives.

     LendingTree Founder and CEO Doug Lebda stated, "The theme of the day was to discuss how LendingTree is the breakaway leader in online lending with a proven, scalable business model that is poised for significant growth, profitability, and shareholder value. Our strong operating results remain on track with existing guidance for the fourth quarter of 2001 and for 2002. LendingTree continues to expect to achieve operating cash flow profitability during the first quarter 2002."

     President and COO Tom Reddin stated, "LendingTree's mission has been expanded to be the dominant lending exchange by empowering consumers, lenders, and related service providers, generating more than $100 billion in closed loans by 2006. This builds on the tremendous progress that we have achieved over the past few years, meeting or exceeding all of our key milestones."

     LendingTree's Senior Vice President and CFO Keith Hall provided future outlook and growth projections, reiterating the Company's long term revenue and return on sales guidance, as discussed during previous earnings releases and conference calls.

     Hall stated, "LendingTree has secured its position as the most recognized brand in online lending. Our No. 1 brand awareness position, continued growth of online lending, and forecasted improvements in the transmit and close rates are the key components for us to achieve our 2006 targets. These targets include $250 million in revenue, 25 to 30 percent return on sales, EBITDA per share of $1.50 to $2.00, and earnings per share (EPS) of $1.25 to $1.70 on a fully diluted basis.
     We expect an EPS growth rate of 30 to 50 percent in 2006 and beyond."

     The LendingTree management team presented various other topics, including best practices in closing loans online, the LendingTree brand architecture and its role in driving consumer demand, and the current strategies being utilized to increase conversion on the LendingTree Exchange.

     Lebda concluded, "We are very pleased with the level of interest and recognition of our lending exchange model. We feel that investors and analysts are now truly differentiating our model from others in the consumer finance industry."

A copy of the presentations given at the open house can be obtained by contacting LendingTree Vice President of Finance, Brian Regan, via e-mail at bregan@lendingtree.com or phone at (704) 944-8531


Item 7. Financial Statements and Exhibits

(a)      Financial statements of business acquired - Not Applicable
(b)      Pro forma financial information - Not Applicable
(c)      Exhibits - Not Applicable


SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              LENDINGTREE, INC.


Date:   September 13, 2001                    By: /s/ Keith B. Hall
       -------------------                        ----------------------------
                                              Keith B. Hall, Senior Vice
                                              President, Chief Financial
                                              Officer and Treasurer



                                                                 Exhibit 99

   LendingTree Extends No. 1 Brand Awareness Position in Online Lending

    New Brand Awareness Study Confirms LendingTree Leads in Total Brand
                   Awareness Among Consumers Nationwide

     o LendingTree Total Brand Awareness - 59 percent nationally, 70 percent among frequent Internet users in major metropolitan markets.

     o Decrease in Customer Acquisition Costs - 77 percent decline from $93 to $22 since launch of brand campaign.

     o Customer Satisfaction Levels in excess of 80 percent among surveyed consumers who have closed loans through the LendingTree Exchange.

     o Total Brand Awareness numbers are more than 2.5 times the awareness levels of direct online competitors and exceed the nation's top retail banks included in the study.


CHARLOTTE, N.C., September 10, 2001 - LendingTree, Inc., the leading online lending exchange and technology provider, today announced results of a third-party brand tracking study conducted for LendingTree by Boston-based Chadwick Martin Bailey, Inc. The study, which was conducted in June 2001, measured Total Brand Awareness* both nationally and within major metropolitan areas among adults 18-54 for brands competing within the online lending market. The results show that the LendingTree brand enjoys 59 percent Total Brand Awareness among adults nationwide, and that Total Brand Awareness among frequent Internet users in major metropolitan markets is 70 percent. These numbers are more than 2.5 times the awareness levels of direct online competitors and exceed the nation's top retail banks included in the study.

The brand awareness study focused on online lending and is the second study conducted for LendingTree by Chadwick Martin Bailey in the last 12 months. The study reinforces the position of LendingTree as the most recognized brand for consumers seeking a loan online. In addition to Total Brand Awareness, consumers supported LendingTree with strong overall satisfaction ratings: more than 80 percent of consumers who closed a loan obtained through the LendingTree Exchange were very satisfied with the experience.

Said Bob Harris, LendingTree senior vice president of marketing, "The impressive numbers from this study continue to illustrate the unique consumer value delivered by LendingTree and that the overall brand proposition continues to resonate with consumers. It is clear to consumers that at LendingTree they are in control of the lending process and when banks compete, they win by receiving multiple loan offers with competitive rates. Additionally, the fact that the Total Brand Awareness percentage is significantly higher than last year is a clear indication of the success of our marketing efforts."

Said Tom Reddin, LendingTree president and chief operating officer, "The business implications of the brand study are of great importance - our superior brand strength and overall awareness among consumers nationwide increases the numbers of loan requests we generate for every marketing dollar spent. This effectively drives down the cost of each customer acquisition, which has decreased 77 percent from $93 in (Q2 2000) to $22 (Q2 2001), increasing the positive contribution margin recognized for each loan request received by LendingTree." Reddin continued, "As more consumers go online to find convenience, choice, and great rates when searching for a loan, our brand leadership position in the minds of consumers will continue to contribute to our overall long-term revenue and profitability goals."

*includes both aided and unaided awareness

About LendingTree, Inc.
LendingTree (NASDAQ: TREE) is the Internet-based loan marketplace for consumers and lenders. LendingTree collects consumer credit requests and compares those requests and related credit information to the underwriting criteria of the more than 100 participating lenders in the LendingTree marketplace. Qualified consumers may receive multiple offers in response to a single loan request within hours and then compare, review, and accept the loan offer that best suits their needs. Lenders can generate new business that meets their specific underwriting criteria at reduced acquisition costs. The LendingTree marketplace encompasses most consumer credit categories, including mortgages, home equity loans, automobile loans, credit cards, and personal loans. For more information, or for a full listing of the more than 100 banks and lenders in the LendingTree marketplace please go to www.lendingtree.com or call 704-541-5351.

About Lend-X(sm)
Lend-X(sm) is LendingTree's online loan exchange technology that enables companies to quickly and easily embed a customized private label or co-branded loan marketplace into their site in a variety of different business models. Lend-X(sm) technology provides a fast, adaptable and reliable online lending solution for lenders and non-lenders alike with valuable access to LendingTree's online lending exchange of more than 100 banks and lenders. In conjunction with LendingTree's services, Lend-X can be used to provide access to loans for consumers of lenders and non-lenders alike. Lend-Xsm clients include: Freddie Mac, S1 Corporation, priceline.com, America's MoneyLine (AML), EDS's Wendover, Home Account, MSN Money Central, Wachovia, Fleet Bank, Citizens Bank, and Affinity Plus Federal Credit Union.

This press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward- looking statements include statements regarding: projected future revenues; optimism about the results of certain strategic and consumer initiatives; product and technological implementations; and projected expenditures and growth. These statements are based on management's current expectations or beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those set forth in the forward looking statements. The Company's actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with the Company's business, which include, but are not limited to: variations in consumer demand or acceptance; the willingness of lending institutions to offer their products over the Internet; further changes in the Company's relationships with existing lenders, companies, and/or strategic partners; the Company's ability to attract and integrate new lending companies and strategic partners; implementation of competing Internet strategies by existing and potential lending participants; implementation and acceptance of new product or service offerings, consumer lending industry regulation; competition in all aspects of the Company's business; fluctuations in operating results; or other unforeseen factors. The forward-looking statements should be considered in the context of these and other risk factors disclosed in the Company's filings with the Securities and Exchange Commission.